Exhibit 10.5

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

23rd September 2021

Accelerate Technologies Pte Ltd

1, Fusionpolis Way,

19-00, Connexis North,

Singapore 138632

Attention: Commercial Head

Dear Sirs,

SECOND ADDENDUM TO LICENCE AGREEMENT BETWEEN EXPLOIT TECHNOLOGIES PTE LTD (N.K.A. ACCELERATE TECHNOLOGIES PTE LTD) (“LICENSOR”) AND CYTOMED THERAPEUTICS PTE LTD (“LICENSEE”) DATED 1 JUNE 2018 (“LICENCE AGREEMENT”), AS AMENDED BY THE FIRST ADDENDUM TO THE LICENCE AGREEMENT BETWEEN THE LICENSOR AND THE LICENSEE DATED 1 DECEMBER 2020 (“1ST ADDENDUM”)

1.	We refer to the Licence Agreement and the 1st Addendum made between the Licensor and the Licensee on 1 June 2018 and 1 December 2020 respectively. Terms defined in the Licence Agreement and the 1st Addendum bear the same meanings when used herein.

2.	Due to the protracted, long-term effects arising from the Covid-19 pandemic, we propose to amend the Licence Agreement as detailed in this 2nd Addendum to the Licence Agreement.

3.	In consideration of the mutual agreements herein, it is agreed that the Licence Agreement shall be amended, revised and/or supplemented in the following manner:

(a)	Schedule 1, Paragraph 3

Paragraph 3 of Schedule 1 shall be amended by inserting the patent application number of the patent entitled “[*****]” by inserting after “Patent Application No:”, the following:

“[*****]”;

(b)	Schedule 1, Paragraph 9

Paragraph 9 of Schedule 1 shall be revised and amended by deleting it in its entirety and replacing and substituting with the following:

“9 Commercialisation Milestones

In order to maintain the licence granted hereunder in force, Licensee shall, in respect of either of the licensed Patents, meet the commercialization milestones stated below.

1. Start Phase 1 clinical trial before [*****]

2. Start Phase 2 clinical trial before [*****]

3. Start Phase 3 clinical trial before [*****]

4. Commercial sale of the Licensed Product before [*****]”

(c)	Clause 5.8

Clause 5.8 shall be amended by inserting the following paragraph to the existing provisions thereof:

“Notwithstanding anything to the contrary herein, during the Term, the Licensee shall involve itself and bear all patent application costs (including those for divisional filings and grants) and all patent costs relating to the prosecution and maintenance of the Patents licensed hereunder within the Territory with effect from January 2022 (or such later date as the Parties may agree in writing).”

4.	This 2nd Addendum is supplemental to and shall be read together with the Licence Agreement (as supplemented by the 1st Addendum). Save as amended in this 2nd Addendum, all other clauses and provisions in the Licence Agreement (as supplemented by the 1st Addendum) shall remain unchanged.

5.	This letter is governed by, and shall be construed in accordance with, the laws of Singapore.

Please confirm your agreement to the above by signing on the space below.

Yours faithfully

/s/CHOO Chee Kong
for and on behalf of
CYTOMED THERAPEUTICS PTE LTD
Name: CHOO Chee Kong
Designation: Director

AGREEMENT BY ACCELERATE TECHNOLOGIES PTE LTD (COMPANY NO: 199503187D)

We, ACCELERATE TECHNOLOGIES PTE LTD acknowledge, accept and agree with the terms of the above.

/s/ Authorized signatory
for and on behalf of
ACCELERATE TECHNOLOGIES PTE LTD
Date: 24 September 2021